UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 9, 2007
INSURANCE AUTO AUCTIONS, INC.
(Exact name of registrant as specified in its charter)

Illinois	033-43247	95-3790111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154
(Address of principal executive offices) (Zip Code)
(708) 492-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Principal Officer; Appointment of Principal Officer
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Item 1.01 Entry into a Material Definitive Agreement.
On January 10, 2007, the Kelso Members, as defined in the Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated May 25, 2005 (the “LLC Agreement”), amended the LLC Agreement solely as it relates to Thomas C. O’Brien, Insurance Auto Auctions, Inc.’s President and Chief Executive Officer. The amendment generally provides that if Mr. O’Brien’s employment with the Company is terminated by other than Cause, his Value Units will not be forfeited so long as an Exit Event occurs within 24 months of his termination and the transaction contemplated by Exit Event is consummated. The amendment also provides that if the previously disclosed business combination of the Company and ADESA, Inc. is consummated and Mr. O’Brien’s employment with the Company is terminated by other than Cause, his Value Units and Operating Units shall be retained and his Override Units shall no longer be subject to forfeiture. Capitalized terms used in this paragraph have the meanings set forth in the LLC Agreement.
     The foregoing is a summary of the amendment and is subject to, and qualified by, the actual terms and conditions contained in the amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 5.02 Departure of Principal Officer; Appointment of Principal Officer
     On January 10, 2007, Scott Pettit’s employment with Insurance Auto Auctions, Inc. as its Senior Vice-President and Chief Financial Officer, a post he had held since April 2001, was terminated. Desiring to retain Mr. Pettit’s services, the Company entered into a Consulting Agreement (the “Agreement”) with him, which commences immediately and terminates after three years. Per the terms of the Agreement, during the three-year term, the Company will pay Mr. Pettit an annual consulting fee equal to his current annual base salary plus his average bonus and automobile allowance and Mr. Pettit will continue to participate in the Company’s benefit plans, subject to the respective terms of the benefit plans and applicable law. The Agreement further provides for the accelerated vesting of certain stock options granted to Mr. Pettit in May 2005 under the Axle Holdings, Inc. Stock Incentive Plan and mandates that certain other stock options remain outstanding and exercisable in accordance with the terms granting the stock options and applicable law. Additionally, the Agreement abates forfeiture of certain ownership interests that Mr. Pettit holds in Axle Holdings II, LLC until the 10th anniversary of their issuance.
     The foregoing is a summary of the Agreement’s terms and is subject to, and qualified in all respects by, the actual terms and conditions contained in the Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.
     Contemporaneous with Mr. Pettit’s departure, the Company’s Board of Directors appointed Eric Loughmiller as the Company’s Senior Vice-President and Chief Financial Officer. On January 10, 2007, the Company entered into an at-will Employment Agreement with Mr. Loughmiller (the “Loughmiller Agreement”), which provides that Mr. Loughmiller be paid an annual base salary of $260,000 and receive a target bonus of 75% of his annual base salary upon the Company’s achievement of certain financial goals. Mr. Loughmiller will also participate in the Company’s benefit plans at a level commensurate with his responsibilities and shall receive an initial grant of stock options under the Axle Holdings, Inc. Stock Incentive Plan upon approval by the Board of Directors. The Loughmiller Agreement also provides for certain severance payments and benefits to be paid to Mr. Loughmiller in the event his employment with the Company is terminated for reasons other than for cause or within a prescribed period following a Change of Control as defined therein.
     The foregoing is a summary of the Loughmiller Agreement’s terms and is subject to, and qualified in all respects by, the actual terms and conditions contained in the Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.
     Mr. Loughmiller, 47, has served as Chief Financial Officer of a number of companies prior to joining Insurance Auto Auctions, Inc. Previously, from 2001-2006, Mr. Loughmiller was the Vice President and Chief Financial Officer of ThoughtWorks, Inc., an information technology consulting firm. Prior to that, Mr. Loughmiller served as Executive Vice President and Chief Financial Officer of May & Speh, Inc. from 1996-1998 until May & Speh was acquired by Acxiom Corporation. Mr. Loughmiller was the Finance Leader of the Outsourcing Division of Acxiom Corporation from 1998-2000. Prior to 1997, Mr. Loughmiller was an audit partner with Pricewaterhouse Coopers LLP, an independent registered public accounting firm. Mr. Loughmiller is a Certified Public Accountant and holds a Bachelors of Science degree in Accounting from Illinois State University.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
Number	Description

10.1	Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC.

10.2	Consulting agreement dated January 12, 2007 by and between the Company and Scott P. Pettit.

10.3	Employment Agreement dated January 10, 2007 by and between the Company and Eric M. Loughmiller.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insurance Auto Auctions, Inc.
By:	/s/ Eric M. Loughmiller
Eric M. Loughmiller
Chief Financial Officer

Date: January 17, 2007